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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 of Agilent Technologies, Inc. of our report dated December 22, 2006, relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Registration Statement No. 333-91121

Registration Statement No. 333-35016

Registration Statement No. 333-38080

Registration Statement No. 333-38194

Registration Statement No. 333-47024

Registration Statement No. 333-88864

Registration Statement No. 333-116400

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 22, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM